EXHIBIT 23(a)



                          Independent Auditors' Consent
                          -----------------------------


        The Board of Directors
        Ronson Corporation:

        We consent to incorporation by reference in the Registration Statements (No. 2-87783, No. 33-13696, No. 33-25240 and No. 33-21042) on Forms S-8,
        S-2, S-8 and S-2, respectively, of Ronson Corporation of our report, dated March 5, 1996, relating to the consolidated balance sheet, statements of earnings and cash flows of Ronson Corporation and subsidiaries for the year ended December 31, 1995, which report appears in the December 31, 1995 annual report on Form 10-K of Ronson Corporation.




        DEMETRIUS & COMPANY, L.L.C.

        Wayne, New Jersey
        March 5, 1996

                                                                   EXHIBIT 23(b)



        Independent Auditors' Consent
        -----------------------------


        The Board of Directors
        Ronson Corporation:


        We consent to incorporation by reference in the Registration Statements (No. 2-87783, No. 33-13696, No. 33-25240 and No. 33-21042) on Forms S-8,
        S-2, S-8 and S-2, respectively, of Ronson Corporation of our report, dated April 14, 1994, relating to the consolidated statements of earnings, and cash flows of Ronson Corporation and subsidiaries for the year ended December 31, 1993, which report appears in the December 31, 1995 annual report on Form 10-K of Ronson Corporation.

        Our report dated April 14, 1994 contains an explanatory paragraph that states that the Company incurred losses from continuing operations in each of the years in the three-year period ended December 31, 1993 and had a working capital deficiency at such date. The matters discussed above raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.


                        KPMG Peat Marwick LLP

        Short Hills, New Jersey
        March 27, 1996